Exhibit (a)(24)

NOTE TO EDGAR USERS:

THIS QUESTION AND ANSWER SCRIPT DOES NOT CONSTITUTE AN OFFER OR INVITATION TO PURCHASE ANY SECURITIES OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, PURSUANT TO THE OFFER OR OTHERWISE. THE OFFER IS MADE SOLELY BY THE OFFER DOCUMENT AND THE LETTER OF TRANSMITTAL AND THE FORM OF ACCEPTANCE ACCOMPANYING THE OFFER DOCUMENT, WHICH CONTAIN THE FULL TERMS AND CONDITIONS OF THE OFFER, INCLUDING DETAILS OF HOW THE OFFER MAY BE ACCEPTED. RWE HAS FILED A TENDER OFFER STATEMENT CONTAINING THE OFFER DOCUMENT AND OTHER RELATED DOCUMENTATION. FREE COPIES OF THE TENDER OFFER STATEMENT ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. INNOGY SHAREHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND THE OFFER DOCUMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

                              RWE OFFER FOR INNOGY

                               SECTION 429 NOTICES

ALL OPERATORS MUST FOLLOW THE SCRIPTED ANSWERS VERY CAREFULLY AND NOT DEVIATE FROM THE SCRIPTS. OPERATORS MUST DECLINE TO ANSWER QUESTIONS THE ANSWERS TO WHICH FALL OUTSIDE THE INFORMATION GIVEN IN THE SCRIPT. IT IS IMPORTANT THAT NO NEW INFORMATION IS GIVEN TO SHAREHOLDERS.

OPERATORS MUST NOT COMMENT ON THE MERITS OF THE OFFER, MUST NOT ADVISE SHAREHOLDERS WHETHER TO ACCEPT OR NOT ACCEPT THE OFFER AND MUST NOT PUT SHAREHOLDERS UNDER ANY PRESSURE. ALL SHAREHOLDERS MUST BE ENCOURAGED TO CONSULT THEIR PROFESSIONAL ADVISERS.

CALLERS WITH QUESTIONS OUTSIDE OF THE SCRIPT TO BE REFERRED TO RWE'S FINANCIAL ADVISER, MERRILL LYNCH.

DEFINED TERMS HAVE THE SAME MEANING AS IN THE OFFER DOCUMENT DATED 28 MARCH
2002.

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                                                                                  REFERENCE

      Q1    WHAT IS A SECTION 429 NOTICE AND WHY HAVE I BEEN SENT ONE?

      A     The Offer for Innogy was declared wholly unconditional on 27 May      P.2 & S.429
            2002. As at 30 May 2002 RWE had acquired over 90% of the Innogy          NOTICE
            shares to which the Offer relates. The Companies Act 1985 provides that RWE can now compulsorily acquire the remaining 10% of shares for which valid acceptances have not been received. The Section 429 notice is a statutory notice advising you that RWE intend to compulsorily acquire your shares if you do not accept the Offer by
            17 July 2002.

            If you have been sent a Section 429 notice it does not mean that the cash due to you under the Offer will be sent to you automatically - if you do not accept by 17 July 2002 and your shares are compulsorily purchased, you will have to write to Innogy to get your money.

      Q2    WHAT DO I HAVE TO DO?

      A     You have six weeks (until 17 July) within which to accept the Offer      P.2 & 4
            by completing the Form of Acceptance in accordance with its instructions and sending it together with your Innogy share certificates to Lloyds TSB Registrars. Please note, you can ignore references to 26 April 2002 in the form of Acceptance. (Note to operator; help the shareholder complete the Form of Acceptance as appropriate).
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
      Q3    WHAT HAPPENS IF I DO NOT ACCEPT THE OFFER?

      A     You will receive the consideration due to you under the Offer more        P. 2 &
            quickly if you accept the Offer. You have six weeks from the date of   S.429 NOTICE
            the S.429 notice, within which to accept the Offer. If you do not accept within these six weeks, i.e by 17 July 2002, your Innogy shares will be transferred to RWE and you will have to write to
            Innogy in order for the money to be released to you. Therefore this means that your consideration will not be automatically issued to you on 17 July as you will have to write to Innogy to obtain it.

      Q4    WILL I RECEIVE THE SAME AMOUNT UNDER THE OFFER IF I ACCEPT NOW?

      A Yes, you will be entitled to 275 pence cash per Innogy share and/or the Loan Note alternative of (pound)1 nominal value of Loan Notes for every (pound)1 cash, whether you choose to accept now or not. The amount under the Offer will not change.

      Q5    BUT I AM SURE THAT I HAVE ALREADY ACCEPTED THE OFFER?

      A If I could confirm your details I will arrange for Lloyds TSB Registrars to check for you. We will contact you when we find out further information. (Note to operator; Take down the caller's details and complete an enquiry form).

      Q6    WHAT IF I WANT TO ELECT FOR THE LOAN NOTE ALTERNATIVE?

      A If you wish to elect for Loan Notes, you should complete Box 3 as well as Box 2 and Box 4 on the Form of Acceptance. The Loan Note Alternative will not be available after 17 July 2002 (the end of the compulsory squeeze out period).

      Q7    I DO NOT WANT TO ACCEPT THE OFFER; IS THERE ANYTHING ELSE I CAN DO?      S.429
                                                                                   NOTICE P.2
      A     You are entitled under the Companies Act 1985 to make an application to the Court within 6 weeks of the date of the S.429 notice for an order either that RWE shall not be entitled to acquire your Innogy shares or that different terms should apply.

            If you wish to do this, you should seek legal advice as I cannot assist you any further on this point.
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